UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 000-53881

Date of Report: November 18, 2015

PETROSONIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0585718
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

914 Westwood Blvd. Suite 545, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(855) 626-3317

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Appointment of Keith R. McGee as President and Chief Operating Officer

On November 18, 2015, the Board of Directors of Petrosonic Energy, Inc. (the “Company”) appointed Mr. Keith R. McGee, age 43, as President and Chief Operating Officer of the Company.

Mr. McGee currently serves as President of his consulting company RockReef Advisors. From February 2013 until July 2015, Mr. McGee served as Sr. Vice President at Midwest Energy Emissions Corp. where he was responsible for the Company’s corporate finance, IR, business development and other functions.

Mr. McGee has not previously held any position with the Company and there is no arrangement or understanding between Mr. McGee and any other person(s) pursuant to which he was selected as an officer of the Company. Mr. McGee has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

Under the Consulting Agreement entered into by and between the Company and Rockreef Advisors, LLC, Mr. McGee is to receive 5,000,000 options of company stock, vesting upon achievement of various milestones. The options terms will be as per the Company’s approved incentive option plan and will have an exercise price of $0.20 and shall expire five years from the grant date. In addition, Mr. McGee is to receive a monthly retainer of $6,000.

There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. McGee had or will have a direct or indirect material interest.

Other than as reported herein, there is no material plan, contract or arrangement (whether or not written) to which Mr. McGee is a party or in which he participates that is entered into or materially amended in connection with our appointment of Mr. McGee, or any grant or award to Mr. McGee or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. McGee.

(b) Director Equity Option Grant

On November 18, 2015 the Board of Directors of the Company granted Alfred Fischer, Director, 300,000 options of Company stock. The options’ terms will be as per the Company’s approved incentive option plan. The options shall vest immediately, have an exercise price of $0.02 and shall expire five years from the grant date.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement, by and between the Company and RockReef Advisors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSONIC ENERGY, INC.

November 30, 2015

/s/ Art Agolli
Art Agolli
Chief Executive Officer